Cachet Financial Solutions Reports Record Second Quarter 2016 Results

MINNEAPOLIS, Minn. ̶ August 9, 2016  ̶  Cachet Financial Solutions, Inc. (OTCQB: CAFN), (OTCQB: CAFND) a leading mobile fintech provider to banks, credit unions and other financial services organizations, reported results for the second quarter ended June 30, 2016.

Q2 2016 Financial and Operational Highlights

●	Revenue increased 100% year-over-year to a record $2.0 million

●	Partnered with Malauzai Software to integrate Cachet’s Select Mobile Deposit solution into Malauzai’s mobile banking platform

●	LCNB National Bank selected Cachet’s Select Mobile Deposit solution to attract and retain more customers

●	Partnered with BillingTree to offer Select Mobile NowPay to the BillingTree’s Payrazr Marketplace

●	Expanded strategic partnership with Allied Solutions to offer Select Mobile NowPay to partner’s financial institution clients

●	Renewed longstanding partnership with Ingo Money to provide enhanced mobile imaging services to customer’s end users

Q2 2016 Performance Indicators

RDC Solutions	Q2 2016	vs. Q1 2016	Change	vs. Q2 2015	Change
Total Transactions	2,421,073	2,195,982	10%	1,513,472	60%
Cumulative Products Sold (at Quarter End)	685	614	12%	442	55%
Cumulative Live Product Implementations (at Quarter End)	492	435	13%	313	57%

Mobile Money Solutions	Q2 2016	vs. Q1 2016	Change	vs. Q2 2015	Change
Quarterly Active Users	155,575	131,088	19%	76,212	104%

Q2 2016 Financial Results

Revenue in the second quarter of 2016 increased 100% to a record $2.0 million from $1.0 million in the second quarter of 2015. The improvement was driven by an increase in the number of transactions and an increase in the number of product and product enhancement deployments completed in the quarter. The improvement was also due, in part, to an increase in recurring revenue from the company’s Select Mobile Money products.

Recurring revenue from the company’s RDC and Select Mobile Money products increased 79% to a record $1.5 million (73.5% of revenue) in the second quarter of 2016 from $824,000 (82.3% of total revenue) in the second quarter of 2015.

Cost of revenue in the second quarter of 2016 totaled $1.5 million (72.7% of revenue), compared to $1.0 million (97.4% of revenue) in the second quarter of 2015.

Total operating expenses for the second quarter of 2016 increased 7% to $2.7 million from $2.5 million in the second quarter of 2015, driven primarily by additional hires to upgrade the company’s sales force.

Net loss attributable to common stockholders in the second quarter of 2016 totaled $4.1 million or $(1.46) per basic share, compared to a net loss of $8.9 million or $(5.47) per basic share in the second quarter of 2015. The decrease in net loss was primarily due to improved operational performance and a decrease in certain non-cash charges.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the second quarter of 2016 totaled $1.7 million, an improvement from an adjusted EBITDA loss of $2.1 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“Q2 was a record quarter for us across the board,” said Cachet Financial Solutions’ CEO Jeffrey Mack. “Our revenue doubled year-over-year to slightly over $2.0 million, crossing this threshold for the first time. We deployed more products in Q2 than in any prior quarter, and continued to see a year-over-year increase in recurring revenue, number of transactions, and total products sold. We were able to sell more products in Q2 than we have sold in any prior quarter due to our sales initiatives and expanded product portfolio. Our prepaid programs, in particular, led the way with key wins from Rapid Financial and Dollar Financial, the latter of which marks our first ever entry into the Canadian market.”

“Given our progress with bringing some of our current clients live and new clients into the pipeline, we believe we continue to be on track to meet our 2016 revenue guidance of $8 to $10 million, which reflects a revenue growth rate of 84% to 132% compared to 2015. We expect our recurring revenue will continue to increase during the second half of 2016, and possibly resulting in our total recurring revenue for 2016 to double compared to 2015.”

“In summary, Q2 has been an overall record-breaking quarter. We made several advancements in some of our product lines and customer relationships in order to grow our business further. Our operational success moving forward will be measured to a great extent by our ability to further penetrate our existing customer base and bring new customers into the pipeline. It will also be measured by our ability to leverage our relatively fixed cost structure to drive recurring revenue growth and achieve cash flow profitability.”

“Altogether, we believe our RDC offerings will continue to demonstrate considerable growth and our prepaid mobile money solutions will help us achieve an increasing market share in this significant and rapidly growing space. Finally, with our industry-leading products, we believe we are well-positioned to become the leading provider of mobile deposit, mobile payment and prepaid mobile money solutions.”

Conference Call

Cachet Financial Solutions will hold a conference call today (August 9, 2016) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffrey Mack, and EVP and CFO, Bryan Meier, will host the presentation, followed by a question and answer period.

Date: Tuesday, August 9, 2016

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 1-877-705-6003

International dial-in: 1-201-493-6725

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through September 9, 2016.

U.S. replay dial-in: 1-877-870-5176

International replay dial-in: 1-858-384-5517

Replay ID: 13642480

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with prepaid mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technology, Cachet continues to innovate and deliver world-class solutions to financial institutions of all sizes.

Cachet believes that its industry-leading solutions can help the company’s clients increase customer retention and revenue opportunities. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market for Cachet’s clients. Enabled by Cachet’s suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net loss, as reported	$(3,581,247)	$(8,887,306)	$(8,137,720)	$(12,051,793)

Interest expense and non-cash financing charges	1,117,291	1,295,799	2,167,877	1,484,558
Mark-to-market warrant and debt expense	650,501	1,425,697	2,046,627	1,585,218
Share price conversion adjustment	-	3,704,683	-	3,704,683
Depreciation and Amortization	198,738	231,790	394,726	426,535
Share-based compensation	179,436	83,402	308,222	154,308
Warrants issued for professional services	-	7,374	172,050	18,612
Other (income) expense	(292,736)	-	(292,736)	14,375

Adjusted EBITDA	$(1,728,017)	$(2,138,561)	$(3,340,954)	$(4,663,504)

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2016 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Bryan Meier

EVP & CFO

Cachet Financial Solutions

952-698-5214

bmeier@cachetfinancial.com

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$260,366	$44,788
Accounts receivable, net	1,391,787	703,346
Deferred commissions	50,065	66,278
Prepaid expenses	1,023,593	285,640
TOTAL CURRENT ASSETS	2,725,811	1,100,052

PROPERTY AND EQUIPMENT, net	707,499	664,416
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, net	397,072	631,636
DEFERRED COMMISSIONS	22,114	35,741
OTHER LONG TERM ASSET	175,000	-
TOTAL ASSETS	$4,231,496	$2,635,845

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,766,813	$1,110,116
Accrued expenses	278,325	126,115
Accrued interest	862,899	631,611
Deferred revenue	765,374	890,186
Current maturities of capital lease obligations	362,413	320,581
Current portion of long-term debt	5,604,627	4,768,257
TOTAL CURRENT LIABILITIES	9,640,451	7,846,866

CAPITAL LEASE OBLIGATIONS, net of current maturities	246,517	270,855
LONG TERM DEBT, net of current portion	371,904	192,000
WARRANT LIABILITY	4,950,644	2,799,662
DEFERRED REVENUE	355,480	459,519
ACCRUED RENT	127,198	120,384
TOTAL LIABILITIES	15,692,194	11,689,286

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value,20,000,000 shares authorized,43,530 and 44,030 issued and outstanding	4	4
Common shares, $.0001 Par Value,500,000,000 shares authorized,2,825,687 and 2,318,050 issued and outstanding	4,239	3,477
Additional paid-in-capital	65,956,407	60,222,749
Accumulated deficit	(77,421,348)	(69,279,671)
TOTAL SHAREHOLDERS’ DEFICIT	(11,460,698)	(9,053,441)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$4,231,496	$2,635,845

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUE	$2,004,974	$1,001,251	$3,464,534	$2,006,690

COST OF REVENUE	1,457,905	975,284	2,608,488	1,868,193

GROSS PROFIT	547,069	25,967	856,046	138,497

OPERATING EXPENSES
Sales and Marketing	1,150,064	800,446	2,088,324	1,755,799
Research and Development	483,844	761,258	928,378	1,646,229
General and Administrative	1,019,352	925,390	2,055,296	1,999,428

TOTAL OPERATING EXPENSES	2,653,260	2,487,094	5,071,998	5,401,456

OPERATING LOSS	(2,106,191)	(2,461,127)	(4,215,952)	(5,262,959)

INTEREST EXPENSE AND NON-CASH FINANCING CHARGES	1,117,291	1,295,799	2,167,877	1,484,558

MARK-TO-MARKET WARRANT AND DEBT EXPENSE	650,501	1,425,697	2,046,627	1,585,218

SHARE PRICE CONVERSION ADJUSTMENT	-	3,704,683	-	3,704,683

OTHER (INCOME) EXPENSE	(292,736)	-	(292,736)	14,375

NET LOSS	(3,581,247)	(8,887,306)	(8,137,720)	(12,051,793)

LESS: CUMULATIVE UNPAID PREFERRED DIVIDENDS	(490,028)	(33,778)	(490,028)	(33,778)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,071,275)	$(8,921,084)	$(8,627,748)	$(12,085,571)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	2,797,555	1,630,999	2,627,357	1,441,836

Net loss per common share - basic and fully diluted	$(1.46)	$(5.47)	$(3.28)	$(8.38)